Exhibit 99.1

YRC WORLDWIDE REPORTS 2014 FOURTH QUARTER AND

FULL YEAR EARNINGS

OVERLAND PARK, Kan., February 5, 2015 — YRC Worldwide Inc. (NASDAQ: YRCW) today reported financial results for the fourth quarter and for the full calendar year of 2014.

Fourth Quarter Results

Consolidated operating revenue for the fourth quarter of 2014 was $1.218 billion, a $10.0 million increase over the $1.208 billion reported for the fourth quarter of 2013. At the same time, consolidated operating income increased $32.8 million, from an operating loss of $1.6 million, to operating income of $31.2 million. Operating income in 2014 included a $5.8 million gain on asset disposals compared to a $0.3 million gain on asset disposals in 2013.

The company also reported, on a non-GAAP basis, adjusted EBITDA of $77.0 million for the fourth quarter of 2014, a $18.2 million increase from the $58.8 million of adjusted EBITDA reported for the fourth quarter of 2013 (as detailed in the reconciliation below).

YRC Freight Fourth Quarter Results

Operating revenue for the fourth quarter of 2014 for YRC Freight was $795.5 million, an $18.8 million increase over the $776.7 million reported in the fourth quarter of 2013. At the same time, operating income increased $39.9 million, from an operating loss of $15.4 million, to operating income of $24.5 million, and adjusted EBITDA increased $26.6 million, from $17.4 million in the fourth quarter of 2013 to $44.0 million in 2014.

“During the fourth quarter of 2014, YRC Freight experienced yield growth compared to the prior year of 5.7% including fuel surcharge and 7.3% excluding fuel surcharge,” said James Welch, chief executive officer of YRC Worldwide. “On a year-over-year basis during the quarter, YRC Freight achieved total revenue per hundredweight (including fuel surcharge) increases of 4.8% in October, 6.9% in November and 5.7% in December. The year-over-year increase in yield continued the trend that began in the third quarter and continued to pick up momentum, especially when compared to the results excluding fuel surcharge and is a testament of improving base rates and fundamental pricing. Additionally, on a year-over-year basis, YRC Freight reported tonnage per day decreases of 1.6% in October, 3.2% in November and 3.2% in December. The decreases in tonnage were a result of prioritizing yield improvement and profitability over volume.

“YRC Freight continues to improve profitability by executing on its operational initiatives and significantly increasing technology investments,” continued Welch. “In 2015, the lower price of diesel and the resulting lower fuel surcharge revenue will be a headwind for the entire LTL industry. Going forward, we will continue growing base rates and getting paid for the service we provide while continuing to realize the benefits of investments already made in technology, safety, driver recruitment and employee engagement,” stated Welch.

Regional Transportation Fourth Quarter Results

Operating revenue for the fourth quarter of 2014 for Regional Transportation was $422.2 million, an $8.8 million decrease from the $431.0 million reported in the fourth quarter of 2013. At the same time, operating income decreased $12.1 million, from operating income of $22.7 million to operating income of $10.6 million, and adjusted EBITDA decreased $7.5 million, from $40.7 million in the fourth quarter of 2013 to $33.2 million in 2014.

“The fourth quarter results for the Regional segment were negatively impacted by 4 fewer workdays compared to the prior year and approximately $10.2 million of additional year-over-year expense related to liability claims and an additional $2.0 million of workers’ compensation expense,” said Welch. “We pride ourselves on getting our employees home safely every night, and in 2015, we will increase our intensity and investments around our safety initiatives, not just at the Regional companies, but across the entire organization.

“During the quarter, the Regional companies experienced yield growth compared to the prior year of 3.5% including fuel surcharge and 4.8% excluding fuel surcharge,” continued Welch. “On a monthly year-over-year basis, the Regionals achieved total revenue per hundredweight (including fuel surcharge) increases of 2.7% in October, 2.8% in November and 4.9% in December, and reported tonnage per day increases of 0.6% in October and 2.5% in November and a 0.3% decrease in December,” said Welch. “Improving base rates, operating efficiencies and safety performance will continue to be a focus for the Regional companies as they too will be challenged with the lower fuel price environment,” concluded Welch.

Key Segment Information – fourth quarter 2014 compared to the fourth quarter of 2013

YRC Freight	2014	2013	Percent Change
Workdays	61.5	62.0
Operating revenues (in millions)	$795.5	$776.7	2.4%
Operating income (loss) (in millions)	24.5	(15.4)	NM
Operating ratio	96.9	102.0	5.1	pp
Total tonnage per day (in thousands)	26.25	26.97	(2.7%)
Total shipments per day (in thousands)	43.96	45.17	(2.7%)
Revenue per hundredweight incl FSC	$24.30	$22.98	5.7%
Revenue per hundredweight excl FSC	$20.61	$19.20	7.3%
Revenue per shipment incl FSC	$290	$274	5.8%
Revenue per shipment excl FSC	$246	$229	7.4%

Regional Transportation	2014	2013	Percent Change
Workdays	58.5	62.5
Operating revenues (in millions)	$422.2	$431.0	(2.0%)
Operating income (in millions)	10.6	22.7	(53.3%)
Operating ratio	97.5	94.7	(2.8	pp)
Total tonnage per day (in thousands)	30.61	30.32	1.0%
Total shipments per day (in thousands)	41.69	41.37	0.8%
Revenue per hundredweight incl FSC	$11.79	$11.40	3.5%
Revenue per hundredweight excl FSC	$10.08	$9.63	4.8%
Revenue per shipment incl FSC	$173	$167	3.7%
Revenue per shipment excl FSC	$148	$141	5.0%

Full Year Results

Consolidated operating revenue for the year ended December 31, 2014 was $5.069 billion, a $204 million increase over the $4.865 billion reported for the year ended December 31, 2013. At the same time, consolidated operating income increased $17.1 million from $28.4 million in 2013 to $45.5 million in 2014. Operating income in 2014 included an $11.9 million gain on asset disposals compared to a $2.2 million gain on asset disposals in 2013.

On a non-GAAP basis, the company reported adjusted EBITDA for the year ended December 31, 2014 of $244.5 million, a $10.4 million decrease from the $254.9 million adjusted EBITDA reported during 2013 (as detailed in the reconciliation below).

Key Segment Information – full year 2014 compared to full year 2013

YRC Freight	2014	2013	Percent Change
Workdays	252.0	252.5
Operating revenues (in millions)	$3,237.4	$3,136.8	3.2%
Operating income (loss) (in millions)	0.5	(31.2)	NM
Operating ratio	100.0	101.0	1.0	pp
Total tonnage per day (in thousands)	27.01	26.60	1.5%
Total shipments per day (in thousands)	45.64	45.32	0.7%
Revenue per hundredweight incl FSC	$23.65	$23.27	1.6%
Revenue per hundredweight excl FSC	$19.80	$19.35	2.3%
Revenue per shipment incl FSC	$280	$273	2.5%
Revenue per shipment excl FSC	$234	$227	3.2%

Regional Transportation	2014	2013	Percent Change
Workdays	252.0	251.5
Operating revenues (in millions)	$1,831.4	$1,728.6	5.9%
Operating income (in millions)	66.1	79.9	(17.3%)
Operating ratio	96.4	95.4	(1.0	pp)
Total tonnage per day (in thousands)	31.37	30.33	3.4%
Total shipments per day (in thousands)	42.64	41.56	2.6%
Revenue per hundredweight incl FSC	$11.59	$11.34	2.2%
Revenue per hundredweight excl FSC	$9.80	$9.55	2.6%
Revenue per shipment incl FSC	$171	$165	3.0%
Revenue per shipment excl FSC	$144	$139	3.4%

Liquidity

As of December 31, 2014, the company had cash and cash equivalents and amounts able to be drawn under its ABL facility totaling $198.2 million. For comparison, as of September 30, 2014, cash and cash equivalents and amounts able to be drawn totaled $212.9 million. For the year ended December 31, 2014, cash provided by operating activities was $28.5 million as compared to $12.1 million for the year ended December 31, 2013.

Review of Financial Results

YRCW will host a conference call with the investment community today, Thursday, February 5, 2015, beginning at 4:30 p.m. EDT, 3:30 p.m. CDT. The call will be available to listeners as a live webcast and as a replay via the YRC Worldwide website yrcw.com.

Non-GAAP Financial Measures

Adjusted EBITDA (defined in our credit facilities as Consolidated EBITDA) is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals and certain other items, including restructuring professional fees, expenses associated with certain lump sum payments to our IBT employees and results of permitted dispositions and discontinued operations as defined in the company’s credit facilities. Adjusted EBITDA is used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities. Free cash flow and adjusted free cash flow are non-GAAP measures that reflect the company’s operating cash flow minus gross capital expenditures and operating cash flow minus gross capital expenditures, excluding the restructuring professional fees included in operating cash flow, respectively. However, these financial measures should not be construed as better measurements than operating cash flow, net income or earnings per share, as defined by generally accepted accounting principles (GAAP).

Adjusted EBITDA, free cash flow and adjusted free cash flow have the following limitations:

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, letter of credit fees, service interest or principal payments on our outstanding debt or fund our lump sum payments to our IBT employees required under the ratified MOU;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;
•	Equity-based compensation is an element of our long-term incentive compensation program, although adjusted EBITDA excludes certain employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;
•	Adjusted free cash flow excludes the cash usage by the company’s restructuring professional fees, debt issuance costs, equity issuance costs and principal payments on our outstanding debt and the resulting reduction in the company’s liquidity position from those cash outflows;
•	Other companies in our industry may calculate adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA, free cash flow and adjusted free cash flow should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA, free cash flow and adjusted free cash flow as a secondary measure. The company has provided reconciliations of its non-GAAP measures, adjusted EBITDA, free cash flow and adjusted free cash flow, to GAAP operating income (loss) within the supplemental financial information in this release.

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) our ability to generate sufficient cash flows and liquidity to fund operations and satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our substantial indebtedness and lease and pension funding requirements; the success of our management team in implementing its strategic plan and operational and productivity improvements, including (without limitation) our continued ability to meet high on-time and quality delivery performance standards, and the impact of those improvements to meet our future liquidity and profitability; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; potential increase in our operating lease obligations resulting from our decision to defer the purchase of new revenue equipment; changes in equity and debt markets; inclement weather; price and availability of fuel; sudden changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; competition and competitive pressure on service and pricing; expense volatility, including (without limitation) volatility due to changes in purchased transportation service or pricing for purchased transportation; our ability to comply and the cost of compliance with federal, state, local and foreign laws and regulations, including (without limitation) laws and regulations for the protection of employee safety and health and the environment; terrorist attack; labor relations, including (without limitation) our ability to attract and retain qualified drivers, the continued support of our union employees with respect to our strategic plan, the impact of work rules, work stoppages, strikes or other disruptions, our obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction; the impact of claims and litigation to which we are or may become exposed; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

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About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. Collectively, YRC Worldwide companies have one of the largest, most comprehensive LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Stephanie Fisher
913-696-6108 investor@yrcw.com

Media Contact:	Suzanne Dawson
LAK Public Relations, Inc. 212-329-1420 sdawson@lakpr.com

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	December 31, 2014	December 31, 2013
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$171.1	$176.3
Restricted amounts held in escrow	28.9	90.1
Accounts receivable, net	470.5	460.9
Prepaid expenses and other	81.2	70.6

Total current assets	751.7	797.9

PROPERTY AND EQUIPMENT:
Cost	2,819.6	2,844.2
Less — accumulated depreciation	(1,825.4)	(1,754.4)

Net property and equipment	994.2	1,089.8

OTHER ASSETS:
Intangibles, net	60.3	79.8
Restricted amounts held in escrow	60.2	0.6
Deferred income taxes, net	21.4	18.3
Other assets	97.2	78.5

Total assets	$1,985.0	$2,064.9

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$172.2	$176.7
Wages, vacations, and employees’ benefits	176.6	191.2
Deferred income taxes, net	21.4	18.6
Other current and accrued liabilities	202.2	189.5
Current maturities of long-term debt	31.1	8.6

Total current liabilities	603.5	584.6

OTHER LIABILITIES:
Long-term debt, less current portion	1,078.8	1,354.8
Deferred income taxes, net	1.5	1.8
Pension and postretirement	460.3	384.8
Claims and other liabilities	315.2	336.3
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1.00 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.1
Capital surplus	2,290.9	1,964.4
Accumulated deficit	(2,240.0)	(2,154.2)
Accumulated other comprehensive loss	(432.8)	(315.0)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(474.3)	(597.4)

Total liabilities and shareholders’ deficit	$1,985.0	$2,064.9

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Twelve Months
	2014	2013	2014	2013
OPERATING REVENUE	$1,217.7	$1,207.7	$5,068.8	$4,865.4

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	688.9	692.8	2,901.2	2,803.1
Operating expenses and supplies	250.0	278.9	1,110.7	1,116.9
Purchased transportation	141.8	132.9	590.9	512.5
Depreciation and amortization	40.7	41.9	163.6	172.3
Other operating expenses	70.9	63.1	268.8	234.4
Gains on property disposals, net	(5.8)	(0.3)	(11.9)	(2.2)

Total operating expenses	1,186.5	1,209.3	5,023.3	4,837.0

OPERATING INCOME (LOSS)	31.2	(1.6)	45.5	28.4

NONOPERATING (INCOME) EXPENSES:
Interest expense	27.5	39.7	150.0	163.9
Gain on extinguishment of debt	—	—	(11.2)	—
Other, net	(2.8)	(3.0)	(9.5)	(6.0)

Nonoperating expenses, net	24.7	36.7	129.3	157.9

INCOME (LOSS) BEFORE INCOME TAXES	6.5	(38.3)	(83.8)	(129.5)
INCOME TAX (BENEFIT) EXPENSE	0.3	(38.7)	(16.1)	(45.9)

NET INCOME (LOSS)	6.2	0.4	(67.7)	(83.6)
AMORTIZATION OF BENEFICIAL CONVERSION FEATURE ON PREFERRED STOCK	—	—	(18.1)	—

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$6.2	$0.4	$(85.8)	$(83.6)

NET INCOME (LOSS)	$6.2	$0.4	$(67.7)	$(83.6)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	(121.7)	67.6	(117.8)	77.4

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO YRC WORLDWIDE INC.	$(115.5)	$68.0	$(185.5)	$(6.2)

AVERAGE COMMON SHARES OUTSTANDING—BASIC	30,659	10,161	28,592	9,332
AVERAGE COMMON SHARES OUTSTANDING—DILUTED	31,974	14,884	28,592	9,332

NET INCOME (LOSS) PER SHARE — BASIC	$0.20	$0.04	$(3.00)	$(8.96)
NET INCOME (LOSS) PER SHARE — DILUTED	$0.16	$(1.71)	$(3.00)	$(8.96)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Years Ended December 31

(Amounts in millions)

(unaudited)

	2014	2013
OPERATING ACTIVITIES:
Net loss	$(67.7)	$(83.6)
Noncash items included in net loss:
Depreciation and amortization	163.6	172.3
Gain on extinguishment of debt	(11.2)	—
Paid-in-kind interest on Series A Notes and Series B Notes	14.3	29.9
Amortization of deferred debt costs	8.5	7.9
Amortization of premiums and discounts on debt	27.5	7.7
Equity based compensation expense	14.0	5.8
Deferred income tax benefit, net	(0.2)	(42.4)
Gains on property disposals, net	(11.9)	(2.2)
Other noncash items, net	(5.9)	(3.6)
Changes in assets and liabilities, net:
Accounts receivable	(11.1)	(4.6)
Accounts payable	(5.7)	13.3
Other operating assets	0.3	3.9
Other operating liabilities	(86.0)	(92.3)

Net cash provided by operating activities	28.5	12.1

INVESTING ACTIVITIES:
Acquisition of property and equipment	(69.2)	(66.9)
Proceeds from disposal of property and equipment	20.8	9.8
Restricted escrow receipts	90.7	31.8
Restricted escrow deposits	(89.1)	—
Other	5.2	1.8

Net cash used in investing activities	(41.6)	(23.5)

FINANCING ACTIVITIES:
Issuance of long-term debt	696.8	0.3
Repayment of long-term debt	(892.7)	(9.2)
Debt issuance costs	(29.1)	(12.1)
Equity issuance costs	(17.1)	—
Equity issuance proceeds	250.0	—

Net cash provided by (used in) financing activities	7.9	(21.0)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(5.2)	(32.4)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	176.3	208.7

CASH AND CASH EQUIVALENTS, END OF PERIOD	$171.1	$176.3

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(129.1)	$(120.5)
Letter of credit fees paid	(8.7)	(34.1)
Income tax refund, net	16.1	8.8
Debt redeemed for equity consideration	—	35.3
Lease financing transactions	3.8	1.2

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Twelve Months
	2014	2013	%	2014	2013	%
Operating revenue:
YRC Freight	$795.5	$776.7	2.4	$3,237.4	$3,136.8	3.2
Regional Transportation	422.2	431.0	(2.0)	1,831.4	1,728.6	5.9
Other, net of eliminations	—	—		—	—

Consolidated	1,217.7	1,207.7	0.8	5,068.8	4,865.4	4.2

Operating income (loss):
YRC Freight	24.5	(15.4)		0.5	(31.2)
Regional Transportation	10.6	22.7		66.1	79.9
Corporate and other	(3.9)	(8.9)		(21.1)	(20.3)

Consolidated	$31.2	$(1.6)		$45.5	$28.4

Operating ratio:
YRC Freight	96.9%	102.0%		100.0%	101.0%
Regional Transportation	97.5%	94.7%		96.4%	95.4%
Consolidated	97.4%	100.1%		99.1%	99.4%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

As of December 31, 2014	Par Value	Discount	Book Value
New term loan	$693.0	$(5.7)	$687.3
ABL facility — (capacity $450.0M; borrowing base $445.5M; availability $71.2M; amount able to be drawn $27.1M)	—	—	—
Series B Notes	17.8	(0.7)	17.1
Secured Second A&R CDA	47.0	—	47.0
Unsecured Second A&R CDA	73.2	—	73.2
Lease financing obligations	285.1	—	285.1
Other	0.2	—	0.2

Total debt	$1,116.3	$(6.4)	$1,109.9

As of December 31, 2013	Par Value	Premium/ (Discount)	Book Value
Restructured term loan	$298.1	$37.7	$335.8
ABL facility — Term A — (capacity $175.0M; borrowing base $156.5M; availability $51.5M)	105.0	(2.1)	102.9
ABL facility — Term B — (capacity $219.9M; borrowing base $219.9M; availability $0)	219.9	(3.9)	216.0
Series A Notes	177.8	(17.8)	160.0
Series B Notes	69.2	(10.5)	58.7
6% convertible senior notes	69.4	(1.1)	68.3
Pension contribution deferral obligations	124.2	(0.2)	124.0
Lease financing obligations	297.5	—	297.5
Other	0.2	—	0.2

Total debt	$1,361.3	$2.1	$1,363.4

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

	Three Months		Twelve Months
	2014	2013	2014	2013
Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$31.2	$(1.6)	$45.5	$28.4
Depreciation and amortization	40.7	41.9	163.6	172.3
Gains on property disposals, net	(5.8)	(0.3)	(11.9)	(2.2)
Letter of credit expense	2.3	8.1	12.1	33.9
Restructuring professional fees	—	6.0	4.2	12.0
Permitted dispositions and other	—	1.7	1.8	1.7
Equity based compensation expense	3.2	1.3	14.3	5.8
Amortization of ratification bonus	5.2	—	15.6	—
Other nonoperating, net (a)	0.2	1.7	(0.7)	3.0

Adjusted EBITDA	$77.0	$58.8	$244.5	$254.9

(a)	Other nonoperating, net excludes the impact of earnings (loss) of our equity method investment as well as non-cash foreign currency gains or losses.

	Three Months		Twelve Months
Adjusted EBITDA by segment:	2014	2013	2014	2013
YRC Freight	$44.0	$17.4	$99.8	$105.2
Regional Transportation	33.2	40.7	144.4	150.5
Corporate and other	(0.2)	0.7	0.3	(0.8)

Adjusted EBITDA	$77.0	$58.8	$244.5	$254.9

	Three Months		Twelve Months
	2014	2013	2014	2013
Reconciliation of adjusted EBITDA to adjusted free cash flow (deficit):
Adjusted EBITDA	$77.0	$58.8	$244.5	$254.9
Total restructuring professional fees	—	(6.0)	(4.2)	(12.0)
Cash paid for interest	(25.8)	(30.1)	(129.1)	(120.5)
Cash paid for letter of credit fees	(2.3)	(8.1)	(8.7)	(34.1)
Working capital cash flows excluding income tax, net	9.1	2.5	(90.1)	(85.0)

Net cash provided by (used) in operating activities before income taxes	58.0	17.1	12.4	3.3
Cash (paid for) received from income taxes, net	(3.2)	(2.0)	16.1	8.8

Net cash provided by (used in) operating activities	54.8	15.1	28.5	12.1
Acquisition of property and equipment	(21.6)	(10.4)	(69.2)	(66.9)
Total restructuring professional fees	—	6.0	4.2	12.0

Adjusted free cash flow (deficit)	$33.2	$10.7	$(36.5)	$(42.8)

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

	Three Months		Twelve Months
YRC Freight segment	2014	2013	2014	2013
Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$24.5	$(15.4)	$0.5	$(31.2)
Depreciation and amortization	23.8	25.8	98.0	109.1
Gains on property disposals, net	(9.1)	(0.4)	(15.9)	(3.0)
Letter of credit expense	1.5	5.7	8.3	25.8
Amortization of ratification bonus	3.3	—	10.0	—
Other nonoperating, net (a)	—	1.7	(1.1)	4.5

Adjusted EBITDA	$44.0	$17.4	$99.8	$105.2

(a)	As required under our New Term Loan, other nonoperating, net shown above does not include the impact of non-cash foreign currency gains or losses.

	Three Months		Twelve Months
Regional Transportation segment	2014	2013	2014	2013
Reconciliation of operating income to adjusted EBITDA:
Operating income	$10.6	$22.7	$66.1	$79.9
Depreciation and amortization	16.8	16.1	65.8	63.1
Losses on property disposals, net	3.3	0.1	4.0	0.6
Letter of credit expense	0.6	1.9	2.9	6.8
Amortization of ratification bonus	1.9	—	5.6	—
Other nonoperating, net	—	(0.1)	—	0.1

Adjusted EBITDA	$33.2	$40.7	$144.4	$150.5

	Three Months		Twelve Months
Corporate and other segment	2014	2013	2014	2013
Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(3.9)	$(8.9)	$(21.1)	$(20.3)
Depreciation and amortization	0.1	—	(0.2)	0.1
Losses on property disposals, net	—	—	—	0.2
Letter of credit expense	0.2	0.5	0.9	1.3
Restructuring professional fees	—	6.0	4.2	12.0
Permitted dispositions and other	—	1.7	1.8	1.7
Equity based compensation expense	3.2	1.3	14.3	5.8
Other nonoperating, net (a)	0.2	0.1	0.4	(1.6)

Adjusted EBITDA	$(0.2)	$0.7	$0.3	$(0.8)

(a)	As required under our New Term Loan, other nonoperating, net shown above does not include the impact of earnings (loss) of our equity method investment as well as non-cash foreign currency gains or losses.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
	4Q14	4Q13	3Q14	Y/Y % (b)	Sequential % (b)
Workdays	61.5	62.0	64.0

Total picked up revenue (in millions) (a)	$784.4	$768.4	$840.1	2.1	(6.6)
Total tonnage (in thousands)	1,614	1,672	1,750	(3.5)	(7.8)
Total tonnage per day (in thousands)	26.25	26.97	27.34	(2.7)	(4.0)
Total shipments (in thousands)	2,703	2,801	2,957	(3.5)	(8.6)
Total shipments per day (in thousands)	43.96	45.17	46.20	(2.7)	(4.9)
Total picked up revenue/cwt.	$24.30	$22.98	$24.00	5.7	1.2
Total picked up revenue/cwt. (excl. FSC)	$20.61	$19.20	$20.08	7.3	2.6
Total picked up revenue/shipment	$290	$274	$284	5.8	2.1
Total picked up revenue/shipment (excl. FSC)	$246	$229	$238	7.4	3.6
Total weight/shipment (in pounds)	1,194	1,194	1,184	0.0	0.9

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$795.5	$776.7	$843.0
Change in revenue deferral and other	(11.1)	(8.3)	(2.9)

Total picked up revenue	$784.4	$768.4	$840.1

	Regional Transportation
	4Q14	4Q13	3Q14	Y/Y % (b)	Sequential % (b)
Workdays	58.5	62.5	64.0

Total picked up revenue (in millions) (a)	$422.4	$431.9	$479.9	(2.2)	(12.0)
Total tonnage (in thousands)	1,791	1,895	2,046	(5.5)	(12.5)
Total tonnage per day (in thousands)	30.61	30.32	31.97	1.0	(4.3)
Total shipments (in thousands)	2,439	2,586	2,794	(5.7)	(12.7)
Total shipments per day (in thousands)	41.69	41.37	43.65	0.8	(4.5)
Total picked up revenue/cwt.	$11.79	$11.40	$11.73	3.5	0.6
Total picked up revenue/cwt. (excl. FSC)	$10.08	$9.63	$9.91	4.8	1.7
Total picked up revenue/shipment	$173	$167	$172	3.7	0.8
Total picked up revenue/shipment (excl. FSC)	$148	$141	$145	5.0	2.0
Total weight/shipment (in pounds)	1,468	1,466	1,465	0.2	0.2

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$422.2	$431.0	$479.6
Change in revenue deferral and other	0.2	0.9	0.3

Total picked up revenue	$422.4	$431.9	$479.9

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not the rounded figures presented.

YRC Worldwide Inc.

Segment Statistics

Full Year Comparison

	YRC Freight
	2014	2013	Y/Y % (b)
Workdays	252.0	252.5

Total picked up revenue (in millions) (a)	$3,219.6	$3,126.5	3.0
Total tonnage (in thousands)	6,807	6,717	1.3
Total tonnage per day (in thousands)	27.01	26.60	1.5
Total shipments (in thousands)	11,502	11,444	0.5
Total shipments per day (in thousands)	45.64	45.32	0.7
Total picked up revenue/cwt.	$23.65	$23.27	1.6
Total picked up revenue/cwt. (excl. FSC)	$19.80	$19.35	2.3
Total picked up revenue/shipment	$280	$273	2.5
Total picked up revenue/shipment (excl. FSC)	$234	$227	3.2
Total weight/shipment (in pounds)	1,184	1,174	0.8

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$3,237.4	$3,136.8
Change in revenue deferral and other	(17.8)	(10.3)

Total picked up revenue	$3,219.6	$3,126.5

	Regional Transportation
	2014	2013	Y/Y % (b)
Workdays	252.0	251.5

Total picked up revenue (in millions) (a)	$1,832.3	$1,729.6	5.9
Total tonnage (in thousands)	7,906	7,628	3.6
Total tonnage per day (in thousands)	31.37	30.33	3.4
Total shipments (in thousands)	10,745	10,452	2.8
Total shipments per day (in thousands)	42.64	41.56	2.6
Total picked up revenue/cwt.	$11.59	$11.34	2.2
Total picked up revenue/cwt. (excl. FSC)	$9.80	$9.55	2.6
Total picked up revenue/shipment	$171	$165	3.0
Total picked up revenue/shipment (excl. FSC)	$144	$139	3.4
Total weight/shipment (in pounds)	1,471	1,460	0.8

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$1,831.4	$1,728.6
Change in revenue deferral and other	0.9	1.0

Total picked up revenue	$1,832.3	$1,729.6

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not the rounded figures presented.